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                                                                  EXHIBIT 99.14





                                      August 28, 1998



Norwest Corporation
Sixth and Marquette
Minneapolis, Minnesota 55479-1026


To the Board of Directors:

              I hereby consent to being named as a person about to become a director of Norwest Corporation ("Norwest"), in connection with the consummation of the merger (the "Merger") of Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), with and into a wholly-owned subsidiary of Norwest pursuant to the Agreement and Plan of Merger, dated as of June 7, 1998, as amended, and restated as of ____________, 1998, among Wells Fargo, Norwest and WFC Holdings Corporation, in the Registration Statement on Form S-4 filed by Norwest with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


                                            Sincerely,

                                            /s/ Donald B. Rice
                                            -------------------------
                                            Donald B. Rice